Exhibit 23(a)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-138522, 333-123647, 333-117999, 333-66020 and 333-66024), Post-Effective Amendment No. 10 to Form S-8 (File No. 2-55836), and Post-Effective Amendment No. 4 to Form S-3 (File No. 33-8427) of Tasty Baking Company and subsidiaries of our report dated March 14, 2007 relating to the consolidated financial statements, financial statement schedule, management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

PricewaterhouseCoopers LLP
Philadelphia, Pennsylvania
March 14, 2007